                CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated August 2, 2000 incorporated by reference in this Registration Statement (Form N-1A Nos. 2-48227 and 811-2383) of Alliance Bond Funds-U.S. Government Portfolio.




ERNST & YOUNG LLP


New York, New York
October 25, 2000



































00250123.AY6